Exhibit 99.1

Casa Systems Reports Fourth Quarter 2021 and Full Year 2021 Financial Results

Double Digit Q4 and Full Year Wireless Growth

Full Year Revenue Growth Despite Supply Chain Impact

Company Guides to Significant Software and Margin Increase in FY 2022

Andover, Mass. – February 24, 2022 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for wireless, cable and fixed networks, today announced its financial results for its fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Financial & Operational Highlights

•	Revenue of $105.1 million
•	Gross margin of 43.8%
•	GAAP net income of $1.5 million
•	Non-GAAP net income of $6.5 million
•	GAAP net income per fully diluted share of $0.02
•	Non-GAAP net income per fully diluted share of $0.07
•	Adjusted EBITDA of $11.3 million

2021 Financial & Operational Highlights

•	Revenue of $401.3 million
•	Gross margin of 46.9%
•	GAAP net income of $3.2 million
•	Non-GAAP net income of $12.8 million
•	GAAP net income per fully diluted share of $0.04
•	Non-GAAP net income per fully diluted share of $0.14
•	Adjusted EBITDA of $48.8 million

"Despite the supply chain issues we faced in the second half of the year, I am happy to report that 2021 was another growth year for Casa,” said Jerry Guo, Casa Systems' President, and Chief Executive Officer.  “Additionally, we made significant progress with our wireless products during the fourth quarter and full year, delivering double digit growth in both periods. Wireless is now the largest source of our revenue and our most critical growth driver.  For 2022, we are focused on growing our software and cloud revenue, as we committed in our Investor Day. This will mean significantly higher margins and improved profitability for the fiscal year 2022."

Scott Bruckner, Casa Systems' Chief Financial Officer, said, "I am proud of what Casa accomplished in fiscal 2021 against a backdrop of challenging supply chain issues. We delivered year-over-year top-line growth, closed the year with a large cash balance, increased our working capital, and further reduced our debt.  We entered fiscal 2022 with the financial flexibility to navigate the near-term supply chain headwinds, while also continuing to support our growth and transition to software."

To supplement its financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Casa Systems is presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

Financial Outlook

For the fiscal year 2022, Casa Systems expects:

•	Revenue between $380 million and $430 million
•	Software % of revenue between 25% and 30%
•	GAAP Operating Income between $28 million and $48 million
•	Adjusted EBITDA between $58 million and $78 million
•	GAAP diluted net income per share between $0.10 and $0.28

Guidance for non-GAAP financial measures excludes stock-based compensation and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the resulting tax effect of these excluded items. Casa Systems has not reconciled the non-GAAP metrics as to which it provides guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of its control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in its guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the fourth quarter and year ended December 31, 2021, and its business outlook at 5:00 p.m. Eastern Time today, February 24, 2022. The conference call can be heard via webcast in the investor relations section its website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations with Conference ID 13725685. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers; (2) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (3) the concentration of a substantial portion of our revenue in certain customers; (4) fluctuations in our revenue due to timing of large orders and seasonality; (5) the length and lack of predictability of our sales cycle; (6) any difficulties we may face in expanding our platform into the wireless market; (7) any failure to maintain the synergies we have realized from our acquisition of NetComm; and (8) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19 Pandemic

The ongoing COVID-19 pandemic presents various risks to us, not all of which we are able to fully evaluate or even to foresee at the current time, and which could have a material effect upon the estimates and judgments relied upon by management in preparing these condensed consolidated financial statements. While we remain fully operational, during the year ended December 31, 2021, the effects of the ongoing COVID-19 pandemic on the global supply chain had a significant adverse effect on our financial results.  In particular, certain of our products utilize components, for which there has been increased global demand.  As a result, throughout 2021, and increasingly in the second half of the year, we began to see shortages of supply that resulted in our inability to fulfill certain customer orders within normal lead times.  This adversely impacted our revenue and operating results for the year ended December 31, 2021. Additionally, shipping bottlenecks and delays negatively affected our ability to timely fulfill customer orders, thereby delaying our ability to consummate sales and recognize revenue. We have also seen, in some cases, significant increases in shipping costs. While we continue to work with our supply chain, contract manufacturers, logistics partners and customers to minimize the extent of such impacts, we expect the effects of global supply chain issues to continue and cannot predict when such effects will subside.  This may prevent us from being able to fulfill our customers’ orders in a timely manner or at all, which could lead to one or more of our customers cancelling their orders. At this time, we are neither able to estimate the extent of these impacts nor predict whether our efforts to minimize or contain them will be successful. We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary.

Due to the above circumstances, our results of operations for the years ended December 31, 2021 and 2020 are not necessarily indicative of the results to be expected in future years. Management cannot predict the full impact of the ongoing COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may temporarily accelerate or curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand or delivery schedules. For year ended December 31, 2021, we did see certain delays in our supply chain that adversely impacted delivery schedules to our customers.  If COVID-

19 were to have such effects in the future, there would likely be a material adverse impact on our financial results, liquidity and capital resource needs. This uncertainty makes it challenging for management to estimate the future performance of our business, particularly in the near to medium term and the impact of COVID-19 could have a material adverse impact on our results of operations in the near to medium term.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; adjustments to valuation allowances on deferred tax assets and adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. The tax effect of the excluded items were calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our (benefit from) provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

In addition, our Free cash flow, GAAP and non-GAAP net income and GAAP and non-GAAP diluted EPS guidance does not take into account the effects of a provision of the Tax Cuts and Jobs Act of 2017 that went into effect on Jan. 1, 2022 that requires companies to capitalize and amortize research and development costs over five years rather than deducting such costs in the year incurred for tax purposes because our guidance assumes that the provision will be deferred, modified or repealed. If the provision is not deferred, modified, or repealed, this change will have a material adverse impact on both our GAAP and non-GAAP net income and diluted EPS as well as our Free cash flow. The actual impact will depend on the amount of research and development costs the Company will incur, on whether Congress modifies or repeals this provision and on whether new guidance and interpretive rules are issued by the US Treasury, among other factors.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•	adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•	adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks.  Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings or Jackie Marcus

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$105,099	$120,526	$401,325	$393,246
Cost of revenue	59,098	58,304	213,145	192,647
Gross profit	46,001	62,222	188,180	200,599
Operating expenses:
Research and development	20,883	20,648	84,362	84,370
Selling, general and administrative	21,071	24,285	85,563	92,016
Total operating expenses	41,954	44,933	169,925	176,386
Income from operations	4,047	17,289	18,255	24,213
Other income (expense):
Interest income	65	152	362	999
Interest expense	(3,072)	(4,189)	(14,958)	(16,895)
(Loss) gain on foreign currency, net	(760)	(222)	(2,113)	452
Other income, net	1,314	545	1,948	980
Total other income (expense), net	(2,453)	(3,714)	(14,761)	(14,464)
Income before provision for (benefit from) income taxes	1,594	13,575	3,494	9,749
Provision for (benefit from) income taxes	67	(9,619)	287	(15,052)
Net income	$1,527	$23,194	$3,207	$24,801

Net income per share:
Basic	$0.02	$0.28	$0.04	$0.30
Diluted	$0.02	$0.27	$0.04	$0.29

Weighted-average shares used to compute net income per share:
Basic	86,048	83,550	85,253	83,465
Diluted	88,220	86,244	88,857	85,278

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$1,527	$23,194	$3,207	$24,801
Stock-based compensation	3,574	3,657	14,819	13,155
Amortization of acquired intangible assets	1,426	1,426	5,704	5,704
Valuation allowance, net of releases of valuation allowance under the CARES Act	1,267	(4,112)	(5,830)	(14,661)
Tax effect of excluded items	(1,249)	(1,269)	(5,119)	(4,738)
Non-GAAP net income	$6,545	$22,896	$12,781	$24,261
Non-GAAP net income margin	6.2%	19.0%	3.2%	6.2%

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Net Income Per Share:
Diluted net income per share	$0.02	$0.27	$0.04	$0.29
Non-GAAP adjustments to net income	0.05	—	0.10	(0.01)
Non-GAAP diluted net income per share	$0.07	$0.27	$0.14	$0.28
Weighted-average shares used in computing diluted net income per share	88,220	86,244	88,857	85,278

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,527	$23,194	$3,207	$24,801
Stock-based compensation	3,574	3,657	14,819	13,155
Amortization of acquired intangible assets	1,426	1,426	5,704	5,704
Depreciation and amortization	2,268	2,896	9,976	12,266
Other income (expense)	2,453	3,714	14,761	14,464
Provision for (benefit from) income taxes	67	(9,619)	287	(15,052)
Adjusted EBITDA	$11,315	$25,268	$48,754	$55,338
Adjusted EBITDA margin	10.8%	21.0%	12.1%	14.1%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$18,401	$1,998	$33,598	$53,642
Purchases of property and equipment and software licenses	(922)	(1,483)	(5,326)	(5,585)
Free cash flow	$17,479	$515	$28,272	$48,057

Summary of Stock-Based Compensation Expense:
Cost of revenue	$42	$38	$137	$153
Research and development	694	768	2,665	2,447
Selling, general and administrative	2,838	2,851	12,017	10,555
Total	$3,574	$3,657	$14,819	$13,155

Summary of Revenue:
Product revenue:
Wireless	54,152	48,263	170,233	111,255
Fixed telco	14,808	21,148	66,017	96,904
Cable	22,963	37,045	117,692	137,924
Product revenue	$91,923	$106,456	$353,942	$346,083
Service revenue:
Wireless	2,122	2,104	5,538	7,348
Fixed telco	1,560	931	5,034	1,924
Cable	9,494	11,035	36,811	37,891
Service revenue	$13,176	$14,070	$47,383	$47,163
Total revenue	$105,099	$120,526	$401,325	$393,246

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$154,703	$157,455
Accounts receivable, net	85,774	94,124
Inventory	84,828	101,204
Prepaid expenses and other current assets	5,746	3,864
Prepaid income taxes	23,963	14,087
Total current assets	355,014	370,734
Property and equipment, net	23,508	28,880
Accounts receivable, net of current portion	115	143
Deferred tax assets	101	1,150
Goodwill	50,177	50,177
Intangible assets, net	31,144	35,844
Other assets	8,648	6,038
Total assets	$468,707	$492,966
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,087	$41,203
Accrued expenses and other current liabilities	41,382	39,793
Accrued income taxes	4,991	7,463
Deferred revenue	14,473	15,531
Current portion of long-term debt, net of unamortized debt issuance costs	1,924	15,171
Total current liabilities	90,857	119,161
Accrued income taxes, net of current portion	7,732	9,520
Deferred tax liabilities	5,293	7,282
Deferred revenue, net of current portion	7,012	3,520
Long-term debt, net of current portion and unamortized debt issuance costs	274,193	276,085
Other liabilities, non-current	1,701	1,024
Total liabilities	386,788	416,592

Stockholders’ equity:
Common stock	88	85
Treasury Stock	(13,645)	(4,826)
Additional paid-in capital	193,654	183,041
Accumulated other comprehensive income	878	337
Accumulated deficit	(99,056)	(102,263)
Total stockholders’ equity	81,919	76,374
Total liabilities and stockholders’ equity	$468,707	$492,966

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Year Ended December 31,
	2021	2020
Operating activities:
Net income	$3,207	$24,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,680	17,970
Stock-based compensation	14,819	13,155
Deferred income taxes	(931)	(2,526)
Change in provision for doubtful accounts	59	38
Change in provision for excess and obsolete inventory	2,070	1,616
Gain on disposal of assets	37	115
Changes in operating assets and liabilities:
Accounts receivable	8,186	(350)
Inventory	14,101	(9,774)
Prepaid expenses and other assets	(2,017)	2,837
Prepaid income taxes	(9,884)	(11,745)
Accounts payable	(12,046)	17,015
Accrued expenses and other current liabilities	2,148	6,254
Accrued income taxes	(4,240)	5,297
Deferred revenue	2,409	(11,061)
Net cash provided by operating activities	33,598	53,642
Investing activities:
Purchases of property and equipment	(3,887)	(5,153)
Purchases of software licenses	(1,439)	(432)
Net cash used in investing activities	(5,326)	(5,585)
Financing activities:
Principal repayments of debt	(16,275)	(9,644)
Drawdowns on revolving credit facility	—	6,500
Proceeds from exercise of stock options	2,262	1,195
Payments of dividends and equitable adjustments	(98)	(683)
Repurchases of common stock	(8,819)	(3,031)
Employee taxes paid related to net share settlement of equity awards	(6,465)	(640)
Net cash used in financing activities	(29,395)	(6,303)
Effect of exchange rate changes on cash and cash equivalents	466	2,050
Net (decrease) increase in cash, cash equivalents and restricted cash	(657)	43,804
Cash, cash equivalents and restricted cash at beginning of period	158,461	114,657
Cash, cash equivalents and restricted cash at end of period	$157,804	$158,461
Supplemental disclosures of cash flow information:
Cash paid for interest	$16,944	$12,917
Cash paid for income taxes	$10,194	$2,969
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$200	$128
Unpaid equitable adjustments included in accrued expenses and other current liabilities	$—	$63
Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$—	$157